Exhibit 99

MGM RESORTS INTERNATIONAL REPORTS FOURTH QUARTER

AND FULL YEAR RESULTS

MGM China Announces an Approximate $400 Million Dividend

Las Vegas, Nevada, February 22, 2012 — MGM Resorts International (NYSE: MGM) today reported improved financial results for the fourth quarter ended December 31, 2011.  Loss per share was $0.23 compared to a loss of $0.29 per share in the prior year fourth quarter.  The current quarter results include MGM China Holdings, Limited (“MGM China”), which the Company began consolidating as of June 3, 2011.

Key results for the fourth quarter of 2011 included the following:

•                  Consolidated net revenue was $2.3 billion; excluding MGM China, net revenue increased 7% compared to the prior year quarter;

•                  Rooms revenue at wholly owned domestic resorts increased 10% with a 13% increase in REVPAR(1) at the Company’s Las Vegas Strip resorts;

•                  Consolidated operating income was $91 million compared to $107 million in the fourth quarter of 2010;

•                  Adjusted Property EBITDA(2) was $482 million in the 2011 quarter compared to $294 million in the 2010 quarter;

•                  The Company’s wholly owned domestic resorts earned Adjusted Property EBITDA of $319 million, an 18% increase compared to the prior year quarter;

•                  MGM China’s Adjusted Property EBITDA was $174 million, a 23% increase compared to the prior year quarter; and

•                  CityCenter’s Adjusted Property EBITDA related to resort operations was $58 million, a 62% increase compared to the prior year quarter.

“2011 was a year in which we achieved many goals: operationally, strategically, and financially.  Operationally, we enhanced our customer experience through targeted reinvestment in our properties and improved relationships through our M life customer loyalty program. Strategically, we acquired a majority interest in MGM China and began expanding our brand presence in key markets throughout the world, particularly Asia.  Financially, our revenues and margins have improved year over year increasing our cash flow and strengthening our financial profile,” said Jim Murren, MGM Resorts International Chairman and CEO.  “Going forward we expect to build off of these strategies to grow our company and maximize shareholder value.”

Certain Items Affecting Fourth Quarter Results

The following table lists items that affect the comparability of the current and prior year quarterly results in addition to the consolidation of MGM China (approximate EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Three months ended December 31,	2011	2010
Property transactions, net:
Investment in Borgata impairment	$(0.07)	$—
Investment in Silver Legacy impairment	(0.03)	—
Other property transactions	(0.01)	—
Income (loss) from unconsolidated affiliates:
CityCenter residential impairment charge	—	(0.02)
CityCenter forfeited residential deposits income	—	0.01
Loss on retirement of long-term debt	—	(0.01)
Tax adjustments	0.09	(0.07)

The current quarter tax adjustments include a net $44 million, or $0.09 per share, increase in income tax benefit resulting from a decrease in the Macau net deferred tax liability, partially offset by an increase in the Michigan net deferred tax liability. Tax adjustments in the prior year quarter include a $32 million, or $0.07 per share, reduction in the Company’s income tax benefit as a result of providing reserves for certain state-level deferred tax assets.

In the current quarter, the Company recorded an impairment charge of $62 million ($0.07 per share, net of tax) related to its investment in Borgata and an impairment charge of $23 million ($0.03 per share, net of tax) related to its investment in Silver Legacy.

Wholly Owned Domestic Resorts

Casino revenue related to wholly owned domestic resorts increased 8% compared to the prior year quarter. The overall table games hold percentage in the fourth quarter of 2011 was near the high end of the Company’s normal range of 19% to 23% and was near the low end of the Company’s range in the prior year quarter.  Slots revenue increased 3% compared to the prior year quarter.

Rooms revenue increased 10% with Las Vegas Strip REVPAR up 13%.  The following table shows key hotel statistics for the Company’s Las Vegas Strip resorts:

Three months ended December 31,	2011	2010
Occupancy %	87%	84%
Average Daily Rate (ADR)	$129	$118
Revenue per Available Room (REVPAR)	$111	$98

Operating income for the Company’s wholly owned domestic resorts for the fourth quarter of 2011 was $186 million, an increase of 36% compared to the fourth quarter of 2010.

MGM China

On February 22, 2012, MGM China’s Board of Directors announced a dividend of approximately $400 million, which will be paid to shareholders of record as of March 9, 2012 and distributed on or about March 20, 2012.  MGM Resorts International will receive approximately $204 million, representing 51% of such dividend.

The schedules accompanying this release provide pro forma information for MGM China, presented for the three and twelve month periods ended December 31, 2011 and 2010, as if the acquisition of the Company’s controlling interest occurred as of January 1, 2010. The following are the key fourth quarter results for MGM China on a pro forma basis:

•                  MGM China earned net revenue of $719 million for the fourth quarter of 2011 compared to $570 million in the fourth quarter of 2010.  The increase was driven by year-over-year increases in volume for VIP table games, main floor table games, and slots of 29%, 13% and 35%, respectively. VIP table games hold percentage was slightly above our expected range of 2.7% to 3.0% in the current and prior year periods; and

•                  Adjusted Property EBITDA increased 23% to $174 million.

MGM China completed its initial public offering of shares on The Stock Exchange of Hong Kong Limited on June 3, 2011 and the Company acquired an additional 1% interest in MGM China, which owns the MGM Macau resort and casino. This acquisition increased the Company’s ownership interest to 51% and, as a result, the Company began consolidating MGM China as of June 3, 2011. Prior to June 3, 2011, the results of MGM Macau were accounted for under the equity method of accounting.

Income (Loss) from Unconsolidated Affiliates

The following table summarizes information related to the Company’s share of operating income (loss) from unconsolidated affiliates:

Three months ended December 31,	2011	2010
	(In thousands)
CityCenter	$(10,262)	$(38,415)
MGM Macau	—	58,410
Other	5,447	7,280
	$(4,815)	$27,275

Results for CityCenter Holdings, LLC for the fourth quarter of 2011 include the following (see schedules accompanying this release for further detail on CityCenter’s fourth quarter results):

•                  Net revenue from resort operations increased to $265 million compared to $231 million in the prior year quarter;

•                  Adjusted Property EBITDA from resort operations was $58 million, an increase of 62% compared to the prior year quarter;

•                  Aria’s table games hold percentage was approximately 240 basis points higher in the current year quarter compared to the prior year quarter; and

•                  Aria’s occupancy percentage was 82% and its ADR was $207, resulting in REVPAR of $169, a 10% increase compared to the prior year fourth quarter.

Full Year 2011 Results

Net revenue for 2011 was $7.8 billion, which included $1.5 billion of net revenue related to MGM China. Excluding MGM China, net revenue increased 4% for the year compared to 2010.  Las Vegas Strip REVPAR increased 13% for the full year compared to 2010. Adjusted Property EBITDA from wholly owned domestic resorts increased 11% to $1.3 billion for 2011 compared to $1.2 billion in 2010. MGM China’s Adjusted Property EBITDA was $360 million for the period from June 3, 2011 through December 31, 2011.

MGM China reported record results for 2011 with net revenues of $2.6 billion and Adjusted EBITDA of $630 million, an increase of 66% and 76% year over year, respectively.

CityCenter reported year over year operating improvement with net revenue from resort operations of $1.1 billion and Adjusted Property EBITDA related to resort operations of $236 million.

Diluted earnings per share attributable to MGM Resorts International for 2011 was $5.62 compared to a loss per share of $3.19 in 2010. The following table lists significant items which affect the comparability of the current year and prior year annual results (EPS impact shown, net of tax, per share; negative amounts represent charges to income):

Year ended December 31,	2011	2010
Preopening and start-up expenses	$—	$(0.01)
Gain on MGM China	6.23	—
Property transactions, net:
Investment in CityCenter impairment	—	(1.88)
Circus Circus Reno impairment	(0.09)	—
Investment in Borgata impairments	(0.06)	(0.18)
Investment in Silver Legacy impairment	(0.03)	—
Other property transactions	(0.02)	(0.01)
Income (loss) from unconsolidated affiliates:
CityCenter residential impairments	(0.03)	(0.24)
CityCenter forfeited residential deposits income	—	0.08
Gain (loss) on retirement of long-term debt	(0.01)	0.19
Tax adjustments	0.10	(0.07)

Financial Position

In December 2011, the Company borrowed an additional $778 million under its senior credit facility to increase its capacity for issuing additional secured indebtedness. As a result, the Company had a higher than normal cash balance at December 31, 2011 of $1.9 billion, which also included approximately $720 million of cash and cash equivalents related to MGM China.

At December 31, 2011, the Company had approximately $13.6 billion of indebtedness (with a carrying value of $13.5 billion), including $3.3 billion of borrowings outstanding under its senior credit facility. Giving effect to the repayment in January 2012 of the $778 million additional borrowing noted above, the Company would have had approximately $957 million of available borrowing capacity under its senior credit facility at December 31, 2011.

In January 2012, the Company issued $850 million of 8.625% senior unsecured notes due 2019, for net proceeds to the Company of approximately $836 million.

As previously announced, the Company is seeking amendments to its aggregate $3.5 billion senior credit facility to, among other things, extend the maturity of loans held by consenting lenders from February 21, 2014 to February 23, 2015. Lenders holding approximately 62% or $2.2 billion aggregate principal amount of the credit facility have elected to extend the maturity dates of their commitments. Extending lenders will receive a 20% reduction of their previous credit exposures, unless waived by such lenders. In addition, extending lenders’ loans will be subject to a pricing grid that decreases the LIBOR spread by as much as 250 basis points based upon collateral coverage levels and the LIBOR floor on extended loans would be reduced from 200 basis points to 100 basis points.  The closing of the amendment is subject to customary closing conditions and is expected to occur by the end of this month.

“We remain committed to improving our balance sheet and maximizing free cash flow as evidenced by our recent bond issuances, the commitments to our senior credit facility amend and extend transaction, and today’s dividend announcement from MGM China,” said Dan D’Arrigo, MGM Resorts International Executive Vice President, CFO and Treasurer.  “While we have made tremendous progress, we see further opportunities to lower our cost of capital and de-lever our balance sheet.”

Conference Call Details

MGM Resorts International will host a conference call at 11:00 a.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through www.mgmresorts.com under the investors section or by calling 1-877-355-2280 for domestic callers and 1-706-758-3659 for international callers.  The conference call access code is 43802425.  A replay of the call will be available through Wednesday, February 29, 2012. The replay may be accessed by dialing 1-855-859-2056 or 1-404-537-3406. The replay access code is 43802425. The call will also be archived at www.mgmresorts.com.

(1)                                  REVPAR is hotel Revenue per Available Room.

(2)                                  “Adjusted EBITDA” is earnings before interest and other non-operating income (expense), taxes, depreciation and amortization, preopening and start-up expenses, and property transactions, net, and the gain on the MGM China transaction.  “Adjusted Property EBITDA” is Adjusted EBITDA before corporate expense and stock compensation expense related to the MGM Resorts stock option plan, which is not allocated to each property. MGM China recognizes stock compensation expense related to its stock compensation plan which is included in the calculation of Adjusted Property EBITDA for MGM China.  Adjusted EBITDA information is presented solely as a supplemental disclosure to reported GAAP measures because management believes these measures are 1) widely used measures of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies.

Management believes that while items excluded from Adjusted EBITDA and Adjusted Property EBITDA may be recurring in nature and should not be disregarded in evaluation of the Company’s earnings performance, it is useful to exclude such items when analyzing current results and trends compared to other periods because these items can vary significantly depending on specific underlying transactions or events that may not be comparable between the periods being presented.  Also, management believes excluded items may not relate specifically to current operating trends or be indicative of future results. For example, pre-opening and start-up expenses will be significantly different in periods when the Company is developing and constructing a major expansion project and will depend on where the current period lies within the development cycle, as well as the size and scope of the project(s). Property transactions, net includes normal recurring disposals, gains and losses on sales of assets related to specific assets within the Company’s resorts, but also includes gains or losses on sales of an entire operating resort or a group of resorts and impairment charges on entire asset groups or investments in unconsolidated affiliates, which may not be comparable period over period.

In addition, capital allocation, tax planning, financing and stock compensation awards are all managed at the corporate level. Therefore, management uses Adjusted Property EBITDA as the primary measure of the Company’s operating resorts’ performance.

Reconciliations of GAAP net income (loss) to Adjusted EBITDA and GAAP operating income (Loss) to Adjusted Property EBITDA are included in the financial schedules in this release.

*     *      *

About MGM Resorts International

MGM Resorts International (NYSE: MGM) is one of the world’s leading global hospitality companies, operating a peerless portfolio of destination resort brands, including Bellagio, MGM Grand, Mandalay Bay and The Mirage.  In addition to its 51% interest in MGM China Holdings, Limited, which owns the MGM Macau resort and casino, the Company has significant holdings in gaming, hospitality and entertainment, owns and operates 15 properties located in Nevada, Mississippi and Michigan, and has 50% investments in three other properties in Nevada and Illinois. One of those investments is CityCenter, an unprecedented urban resort destination on the Las Vegas Strip featuring its centerpiece ARIA Resort & Casino. Leveraging MGM Resorts’ unmatched amenities, the M life loyalty program delivers one-of-a-kind experiences, insider privileges and personalized rewards for guests at the Company’s renowned properties nationwide. Through its hospitality management subsidiary, the Company holds a growing number of development and management agreements for casino and non-casino resort projects around the world. MGM Resorts International supports responsible gaming and has implemented the American Gaming Association’s Code of Conduct for Responsible Gaming at its gaming properties. The Company has been honored with numerous awards and recognitions for its industry-leading Diversity Initiative, its community philanthropy programs and the Company’s commitment to sustainable development and operations. For more information about MGM Resorts International, visit the Company’s website at www.mgmresorts.com.

Statements in this release that are not historical facts are forward-looking statements involving risks and/or uncertainties, including those described in the company’s public filings with the Securities and Exchange Commission.  We have based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, statements regarding future operating results, potential economic recoveries, our ability to lower costs and further deleverage our balance sheet and the closing of the amend and extend transaction. These forward-looking statements involve a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include effects of economic conditions and market conditions in the markets in which we operate and competition with other destination travel locations throughout the United States and the world, the design, timing and costs of expansion projects, risks relating to international operations, permits, licenses, approvals and other contingencies in connection with growth in new or existing jurisdictions and additional risks and uncertainties described in our Form 10-K, Form 10-Q and Form 8-K reports (including all amendments to those reports).  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law.

MGM RESORTS CONTACTS:

Investment Community	News Media
DANIEL D’ARRIGO	ALAN M. FELDMAN
Executive Vice President, CFO & Treasurer	Senior Vice President of Public Affairs
(702) 693-8895	(702) 891-1840 or afeldman@mgmresorts.com

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Revenues:
Casino	$1,373,311	$617,656	$4,002,985	$2,479,695
Rooms	377,464	330,582	1,547,765	1,370,054
Food and beverage	347,160	319,621	1,425,428	1,339,174
Entertainment	132,846	121,795	514,883	486,319
Retail	48,855	47,322	204,806	194,891
Other	114,408	105,638	485,661	459,926
Reimbursed costs	88,293	87,235	351,207	359,470
	2,482,337	1,629,849	8,532,735	6,689,529
Less: Promotional allowances	(185,448)	(154,547)	(683,423)	(633,528)
	2,296,889	1,475,302	7,849,312	6,056,001
Expenses:
Casino	882,897	355,506	2,515,279	1,422,531
Rooms	119,015	102,607	485,751	423,073
Food and beverage	200,459	189,320	829,018	774,443
Entertainment	95,954	87,997	375,559	360,383
Retail	29,784	29,922	124,063	120,593
Other	88,774	83,519	345,484	333,817
Reimbursed costs	88,293	87,235	351,207	359,470
General and administrative	307,312	277,889	1,182,505	1,128,803
Corporate expense	54,947	36,698	174,971	124,241
Preopening and start-up expenses	—	186	(316)	4,247
Property transactions, net	95,770	(2,178)	178,598	1,451,474
Gain on MGM China transaction	—	—	(3,496,005)	—
Depreciation and amortization	237,762	146,666	817,146	633,423
	2,200,967	1,395,367	3,883,260	7,136,498

Income (loss) from unconsolidated affiliates	(4,815)	27,275	91,094	(78,434)

Operating income (loss)	91,107	107,210	4,057,146	(1,158,931)

Non-operating income (expense):
Interest expense	(274,152)	(273,097)	(1,086,832)	(1,113,580)
Non-operating items from unconsolidated affiliates	(26,029)	(26,622)	(119,013)	(108,731)
Other, net	(1,103)	7,475	(19,670)	165,217
	(301,284)	(292,244)	(1,225,515)	(1,057,094)

Income (loss) before income taxes	(210,177)	(185,034)	2,831,631	(2,216,025)
Benefit for income taxes	190,876	45,845	403,313	778,628

Net income (loss)	(19,301)	(139,189)	3,234,944	(1,437,397)
Less: net income attributable to noncontrolling interests	(94,390)	—	(120,307)	—
Net income (loss) attributable to MGM Resorts International	$(113,691)	$(139,189)	$3,114,637	$(1,437,397)

Per share of common stock:
Basic:
Net Income (loss) attributable to MGM Resorts International	$(0.23)	$(0.29)	$6.37	$(3.19)

Weighted average shares outstanding	488,823	477,630	488,652	450,449

Diluted:
Net Income (loss) attributable to MGM Resorts International	$(0.23)	$(0.29)	$5.62	$(3.19)

Weighted average shares outstanding	488,823	477,630	560,895	450,449

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$1,865,913	$498,964
Accounts receivable, net	491,730	321,894
Inventories	112,735	96,392
Income tax receivable	—	175,982
Deferred income taxes	91,060	110,092
Prepaid expenses and other	251,282	252,321
Total current assets	2,812,720	1,455,645

Property and equipment, net	14,866,644	14,554,350

Other assets:
Investments in and advances to unconsolidated affiliates	1,635,572	1,923,155
Goodwill (1)	2,896,609	77,156
Other intangible assets, net	5,048,117	342,804
Other long-term assets, net	506,614	598,738
Total other assets	10,086,912	2,941,853
	$27,766,276	$18,951,848

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$170,994	$167,084
Income taxes payable	7,611	—
Accrued interest on long-term debt	203,422	211,914
Other accrued liabilities	1,362,737	867,223
Total current liabilities	1,744,764	1,246,221

Deferred income taxes (1)	2,502,096	2,526,519
Long-term debt	13,470,167	12,047,698
Other long-term obligations	167,027	199,248
Stockholders’ equity:
Common stock, $.01 par value: authorized 1,000,000,000 shares, issued and outstanding 488,834,773 and 488,513,351 shares	4,888	4,885
Capital in excess of par value	4,094,323	4,060,826
Retained earnings (accumulated deficit) (1)	1,981,389	(1,133,248)
Accumulated other comprehensive income (loss)	5,978	(301)
Total MGM Resorts International stockholders’ equity	6,086,578	2,932,162
Noncontrolling interests	3,795,644	—
Total stockholders’ equity	9,882,222	2,932,162
	$27,766,276	$18,951,848

(1) The Company identified certain errors related to deferred tax liabilities in its prior period financial statements, primarily related to its acquisition of Mandalay Resort Group in 2005. Such errors did not have an impact on the Company’s 2011 or 2010 income statements, but have been corrected in the unaudited balance sheet for the year ended December 31, 2010.  The Company recorded an additional $57 million of deferred tax liabilities, a $9 million decrease in goodwill, and a $66 million increase in accumulated deficit in the December 31, 2010 balance sheet.  Additional information with respect to such adjustments will be included in the Company’s annual report on Form 10-K for the year ended December 31, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Bellagio	$308,819	$269,281	$1,114,711	$1,038,593
MGM Grand Las Vegas	233,389	219,206	941,007	930,541
Mandalay Bay	189,762	173,926	777,287	721,945
The Mirage	136,612	134,856	570,524	560,918
Luxor	80,789	77,391	333,209	317,370
New York-New York	66,712	60,310	268,859	248,115
Excalibur	60,706	59,448	257,047	250,768
Monte Carlo	61,978	57,239	255,580	226,204
Circus Circus Las Vegas	45,981	42,236	195,675	185,412
MGM Grand Detroit	140,883	133,865	566,072	541,494
Beau Rivage	79,492	77,055	340,940	333,634
Gold Strike Tunica	36,735	37,054	145,220	154,688
Other resort operations	29,931	27,875	126,771	124,668
Wholly owned domestic resorts	1,471,789	1,369,742	5,892,902	5,634,350
MGM China(1)	718,929	—	1,534,963	—
Management and other operations	106,171	105,560	421,447	421,651
	$2,296,889	$1,475,302	$7,849,312	$6,056,001

(1) For the twelve months ended December 31, 2011, represents the net revenues of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through December 31, 2011.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - ADJUSTED PROPERTY EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Bellagio	$96,975	$75,491	$302,497	$270,628
MGM Grand Las Vegas	34,490	32,489	149,136	163,093
Mandalay Bay	39,707	28,208	169,124	124,385
The Mirage	20,298	21,482	102,443	102,106
Luxor	18,061	16,741	78,081	61,196
New York-New York	21,195	16,693	87,284	76,254
Excalibur	13,283	14,078	65,257	63,236
Monte Carlo	13,534	9,517	57,404	33,555
Circus Circus Las Vegas	2,420	2,255	22,944	15,605
MGM Grand Detroit	40,426	36,737	166,019	155,173
Beau Rivage	12,095	10,247	70,020	61,287
Gold Strike Tunica	8,447	8,263	29,666	39,853
Other resort operations	(1,757)	(2,260)	(1,759)	(958)
Wholly owned domestic resorts	319,174	269,941	1,298,116	1,165,413
MGM China(1)	173,938	—	359,686	—
MGM Macau (50%)(2)	—	58,410	115,219	129,575
CityCenter (50%)(3)	(10,262)	(38,416)	(56,291)	(250,482)
Other unconsolidated resorts(3)	5,447	7,280	32,166	42,764
Management and other operations	(5,872)	(3,320)	287	(12,158)
	$482,425	$293,895	$1,749,183	$1,075,112

(1) For the twelve months ended December 31, 2011, represents the Adjusted EBITDA of MGM China Holdings Limited (“MGM China”) from June 3, 2011 (the first day of the Company’s majority ownership of MGM China) through December 31, 2011.

(2) Represents the Company’s share of operating income (loss), adjusted for the effect of certain basis differences for the three and twelve months ended December 31, 2010 and the approximately five months ended June 2, 2011.

(3) Represents the Company’s share of operating income (loss) before preopening expense, adjusted for the effect of certain basis differences.

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$70,537	$—	$1,952	$24,486	$96,975
MGM Grand Las Vegas	14,925	—	231	19,334	34,490
Mandalay Bay	20,740	—	462	18,505	39,707
The Mirage	6,215	—	229	13,854	20,298
Luxor	8,267	—	104	9,690	18,061
New York-New York	15,499	—	9	5,687	21,195
Excalibur	7,898	—	423	4,962	13,283
Monte Carlo	8,369	—	98	5,067	13,534
Circus Circus Las Vegas	(2,303)	—	5	4,718	2,420
MGM Grand Detroit	29,415	—	1,043	9,968	40,426
Beau Rivage	4,549	—	7	7,539	12,095
Gold Strike Tunica	4,963	—	36	3,448	8,447
Other resort operations	(2,689)	—	445	487	(1,757)
Wholly owned domestic resorts	186,385	—	5,044	127,745	319,174
MGM China	77,204	—	813	95,921	173,938
CityCenter (50%)	(10,262)	—	—	—	(10,262)
Other unconsolidated resorts	5,447	—	—	—	5,447
Management and other operations	(9,524)	—	(1)	3,653	(5,872)
	249,250	—	5,856	227,319	482,425
Stock compensation	(9,616)	—	—	—	(9,616)
Corporate	(148,527)	—	89,914	10,443	(48,170)
	$91,107	$—	$95,770	$237,762	$424,639

Three Months Ended December 31, 2010

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$51,484	$—	$108	$23,899	$75,491
MGM Grand Las Vegas	12,225	—	172	20,092	32,489
Mandalay Bay	6,101	—	52	22,055	28,208
The Mirage	6,654	—	(518)	15,346	21,482
Luxor	6,585	—	256	9,900	16,741
New York-New York	10,108	—	22	6,563	16,693
Excalibur	8,431	—	19	5,628	14,078
Monte Carlo	3,092	185	158	6,082	9,517
Circus Circus Las Vegas	(2,837)	—	1	5,091	2,255
MGM Grand Detroit	26,649	—	157	9,931	36,737
Beau Rivage	7,796	—	(2)	2,453	10,247
Gold Strike Tunica	4,779	—	11	3,473	8,263
Other resort operations	(3,564)	—	16	1,288	(2,260)
Wholly owned domestic resorts	137,503	185	452	131,801	269,941
MGM Macau (50%)	58,410	—	—	—	58,410
CityCenter (50%)	(38,416)	—	—	—	(38,416)
Other unconsolidated resorts	7,280	—	—	—	7,280
Management and other operations	(6,912)	1	—	3,591	(3,320)
	157,865	186	452	135,392	293,895
Stock compensation	(8,832)	—	—	—	(8,832)
Corporate	(41,823)	—	(2,630)	11,274	(33,179)
	$107,210	$186	$(2,178)	$146,666	$251,884

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA AND ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2011

	Operating income (loss)	Preopening and start-up expenses	Gain on MGM China transaction & Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$203,026	$—	$2,772	$96,699	$302,497
MGM Grand Las Vegas	71,762	—	232	77,142	149,136
Mandalay Bay	84,105	—	531	84,488	169,124
The Mirage	41,338	—	1,559	59,546	102,443
Luxor	39,866	—	112	38,103	78,081
New York-New York	63,824	—	(76)	23,536	87,284
Excalibur	44,428	—	646	20,183	65,257
Monte Carlo	35,059	—	131	22,214	57,404
Circus Circus Las Vegas	4,040	—	(1)	18,905	22,944
MGM Grand Detroit	125,235	—	1,415	39,369	166,019
Beau Rivage	30,313	—	58	39,649	70,020
Gold Strike Tunica	15,991	—	36	13,639	29,666
Other resort operations	(86,012)	—	80,120	4,133	(1,759)
Wholly owned domestic resorts	672,975	—	87,535	537,606	1,298,116
MGM China	137,440	—	1,120	221,126	359,686
MGM Macau (50%)	115,219	—	—	—	115,219
CityCenter (50%)	(56,291)	—	—	—	(56,291)
Other unconsolidated resorts	32,166	—	—	—	32,166
Management and other operations	(13,813)	(316)	—	14,416	287
	887,696	(316)	88,655	773,148	1,749,183
Stock compensation	(36,528)	—	—	—	(36,528)
Corporate	3,205,978	—	(3,406,062)	43,998	(156,086)
	$4,057,146	$(316)	$(3,317,407)	$817,146	$1,556,569

Twelve Months Ended December 31, 2010

	Operating income (loss)	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Bellagio	$174,355	$—	$(17)	$96,290	$270,628
MGM Grand Las Vegas	84,359	—	127	78,607	163,093
Mandalay Bay	29,859	—	2,892	91,634	124,385
The Mirage	36,189	—	(207)	66,124	102,106
Luxor	18,822	—	257	42,117	61,196
New York-New York	41,845	—	6,880	27,529	76,254
Excalibur	39,534	—	803	22,899	63,236
Monte Carlo	5,020	185	3,923	24,427	33,555
Circus Circus Las Vegas	(5,366)	—	230	20,741	15,605
MGM Grand Detroit	115,040	—	(327)	40,460	155,173
Beau Rivage	21,564	—	349	39,374	61,287
Gold Strike Tunica	26,115	—	(540)	14,278	39,853
Other resort operations	(6,391)	—	20	5,413	(958)
Wholly owned domestic resorts	580,945	185	14,390	569,893	1,165,413
MGM Macau (50%)	129,575	—	—	—	129,575
CityCenter (50%)	(253,976)	3,494	—	—	(250,482)
Other unconsolidated resorts	42,764	—	—	—	42,764
Management and other operations	(27,084)	568	—	14,358	(12,158)
	472,224	4,247	14,390	584,251	1,075,112
Stock compensation	(34,988)	—	—	—	(34,988)
Corporate	(1,596,167)	—	1,437,084	49,172	(109,911)
	$(1,158,931)	$4,247	$1,451,474	$633,423	$930,213

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Adjusted EBITDA	$424,639	$251,884	$1,556,569	$930,213
Preopening and start-up expenses	—	(186)	316	(4,247)
Property transactions, net	(95,770)	2,178	(178,598)	(1,451,474)
Gain on MGM China transaction	—	—	3,496,005	—
Depreciation and amortization	(237,762)	(146,666)	(817,146)	(633,423)
Operating income (loss)	91,107	107,210	4,057,146	(1,158,931)

Non-operating income (expense):
Interest expense	(274,152)	(273,097)	(1,086,832)	(1,113,580)
Other, net	(27,132)	(19,147)	(138,683)	56,486
	(301,284)	(292,244)	(1,225,515)	(1,057,094)

Income (loss) before income taxes	(210,177)	(185,034)	2,831,631	(2,216,025)
Benefit for income taxes	190,876	45,845	403,313	778,628
Net income (loss)	(19,301)	(139,189)	3,234,944	(1,437,397)
Less: net income attributable to noncontrolling interests	(94,390)	—	(120,307)	—
Net income (loss) attributable to MGM Resorts International	$(113,691)	$(139,189)	$3,114,637	$(1,437,397)

MGM RESORTS INTERNATIONAL AND SUBSIDIARIES

SUPPLEMENTAL DATA - HOTEL STATISTICS - LAS VEGAS STRIP

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Bellagio
Occupancy %	89.0%	89.8%	93.3%	92.5%
Average daily rate (ADR)	$242	$209	$230	$203
Revenue per available room (REVPAR)	$215	$187	$215	$188

MGM Grand Las Vegas
Occupancy %	89.8%	87.0%	93.2%	92.3%
ADR	$136	$117	$131	$115
REVPAR	$122	$101	$123	$106

Mandalay Bay
Occupancy %	86.5%	83.7%	91.7%	88.4%
ADR	$171	$161	$175	$160
REVPAR	$148	$135	$160	$142

The Mirage
Occupancy %	92.0%	90.0%	94.8%	92.4%
ADR	$144	$138	$144	$134
REVPAR	$132	$124	$137	$124

Luxor
Occupancy %	85.9%	82.2%	90.3%	87.8%
ADR	$92	$87	$91	$85
REVPAR	$79	$71	$82	$74

New York-New York
Occupancy %	91.9%	89.5%	93.8%	91.5%
ADR	$109	$99	$108	$100
REVPAR	$100	$89	$102	$91

Excalibur
Occupancy %	81.3%	81.6%	87.8%	87.6%
ADR	$74	$68	$73	$66
REVPAR	$60	$55	$64	$58

Monte Carlo
Occupancy %	92.4%	88.6%	94.2%	90.7%
ADR	$100	$89	$99	$88
REVPAR	$92	$79	$93	$79

Circus Circus Las Vegas
Occupancy %	75.0%	65.3%	75.9%	75.4%
ADR	$54	$49	$54	$46
REVPAR	$40	$32	$41	$35

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - NET REVENUES

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Aria	$221,911	$199,015	$894,721	$736,367
Vdara	20,134	12,531	75,364	41,160
Crystals	12,088	11,075	46,317	34,027
Mandarin Oriental	10,725	8,689	41,034	30,216
Resort operations	264,858	231,310	1,057,436	841,770
Residential operations	4,097	25,876	24,425	490,293
	$268,955	$257,186	$1,081,861	$1,332,063

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF ADJUSTED EBITDA TO NET LOSS

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Adjusted EBITDA	$54,126	$16,277	$212,104	$68,696
Preopening and start-up expenses	—	—	—	(6,202)
Property transactions, net	(233)	(31,081)	(53,595)	(614,160)
Depreciation and amortization	(98,871)	(89,175)	(370,141)	(319,179)
Operating loss	(44,978)	(103,979)	(211,632)	(870,845)

Non-operating income (expense):
Interest expense - sponsor notes, net	(20,778)	(24,182)	(78,477)	(92,054)
Interest expense - other, net	(46,645)	(42,182)	(189,359)	(148,677)
Other, net	(2,140)	1,271	(22,706)	(3,614)
	(69,563)	(65,093)	(290,542)	(244,345)

Net loss	$(114,541)	$(169,072)	$(502,174)	$(1,115,190)

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Three Months Ended December 31, 2011

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(30,245)	$—	$—	$77,417	$47,172
Vdara	(7,010)	—	—	11,419	4,409
Crystals	2,836	—	191	3,795	6,822
Mandarin Oriental	(5,116)	—	—	5,014	(102)
Resort operations	(39,535)	—	191	97,645	58,301
Residential operations	(1,415)	—	—	1,157	(258)
Development and administration	(4,028)	—	42	69	(3,917)
	$(44,978)	$—	$233	$98,871	$54,126

Three Months Ended December 31, 2010

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(38,183)	$—	$2,159	$66,207	$30,183
Vdara	(8,026)	—	—	8,975	949
Crystals	(1,919)	—	—	8,014	6,095
Mandarin Oriental	(6,393)	—	—	5,074	(1,319)
Resort operations	(54,521)	—	2,159	88,270	35,908
Residential operations	(28,199)	—	28,024	326	151
Development and administration	(21,259)	—	898	579	(19,782)
	$(103,979)	$—	$31,081	$89,175	$16,277

CITYCENTER HOLDINGS, LLC

RECONCILIATION OF OPERATING LOSS TO ADJUSTED EBITDA

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2011

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(87,245)	$—	$—	$282,890	$195,645
Vdara	(22,137)	—	—	39,966	17,829
Crystals	(201)	—	191	24,117	24,107
Mandarin Oriental	(20,084)	—	—	18,980	(1,104)
Resort operations	(129,667)	—	191	365,953	236,477
Residential operations	(64,459)	—	52,624	3,785	(8,050)
Development and administration	(17,506)	—	780	403	(16,323)
	$(211,632)	$—	$53,595	$370,141	$212,104

Twelve Months Ended December 31, 2010

	Operating loss	Preopening and start-up expenses	Property transactions, net	Depreciation and amortization	Adjusted EBITDA
Aria	$(198,908)	$—	$2,159	$239,268	$42,519
Vdara	(39,201)	—	—	35,157	(4,044)
Crystals	(12,324)	—	—	24,027	11,703
Mandarin Oriental	(30,022)	—	—	17,139	(12,883)
Resort operations	(280,455)	—	2,159	315,591	37,295
Residential operations	(255,793)	—	331,881	1,240	77,328
Development and administration	(334,597)	6,202	280,120	2,348	(45,927)
	$(870,845)	$6,202	$614,160	$319,179	$68,696

CITYCENTER HOLDINGS, LLC

SUPPLEMENTAL DATA - HOTEL STATISTICS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010
Aria
Occupancy %	81.9%	80.2%	86.0%	76.2%
ADR	$207	$192	$202	$184
REVPAR	$169	$154	$174	$140

Vdara
Occupancy %	74.0%	74.5%	82.5%	68.3%
ADR	$168	$154	$161	$147
REVPAR	$124	$115	$133	$101

MGM CHINA (1)

SUPPLEMENTAL PRO FORMA INFORMATION

NET REVENUES AND RECONCILIATION OF ADJUSTED EBITDA TO NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2011	2010	2011	2010

Net revenues	$718,929	$569,887	$2,605,994	$1,571,226

Adjusted EBITDA (2)	$173,938	$141,974	$629,692	$357,664
Property transactions, net	(813)	(3,553)	(1,618)	(3,962)
Depreciation and amortization (3)	(90,420)	(93,637)	(359,286)	(373,829)
Operating income (loss)	82,705	44,784	268,788	(20,127)
Non-operating income (expense)	(4,006)	(8,774)	(22,621)	(46,228)
Income (loss) before income taxes	78,699	36,010	246,167	(66,355)
Benefit (provision) for income taxes	119,452	(4)	99,068	(37)
Net income (loss)	$198,151	$36,006	$345,235	$(66,392)

(1) Supplemental pro forma information for MGM China is presented for the three and twelve month periods ended December 31, 2011 and 2010 as if management control had occurred as of January 1, 2010.  This information is presented on a U.S. GAAP basis and includes the impact of certain purchase accounting adjustments. This supplemental pro forma information is provided solely for comparative purposes and does not presume to be indicative of what actual results would have been if the change in management control had been completed at the beginning of the periods presented, nor indicative of future results.

(2) Adjusted EBITDA for the twelve months ending December 31, 2011 includes expenses related to the branding agreement between MGM China and an entity jointly owned by the Company and Ms. Pansy Ho of $15 million for the period from June 3, 2011 through December 31, 2011, substantially all of which was incurred prior to September 30, 2011. Prior period pro forma information does not include an expense related to the branding agreement.

(3) Depreciation and amortization for all periods presented includes the pro forma impact of the amortization of certain intangible assets recognized at fair value in purchase accounting.